Exhibit 10.25

[Execution Copy]

PATENT AND TRADEMARK SECURITY AGREEMENT

THIS PATENT AND TRADEMARK SECURITY AGREEMENT (this “Agreement”), dated as of March 31, 2006, is made between AKSYS, LTD., a Delaware corporation (“Debtor”), and DURUS LIFE SCIENCES MASTER FUND LTD., a Cayman Islands Exempted Company (the “Secured Party”).

Debtor and Secured Party hereby agree as follows:

Section 1.   Definitions; Interpretation.

(a)           Terms Defined in Security Agreement. All capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to them in the Security Agreement.

(b)           Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Collateral” has the meaning set forth in Section 2.

“PTO” means the United States Patent and Trademark Office.

“Security Agreement” means the Security Agreement dated as of March 31, 2006 between Debtor and Secured Party, as amended, amended and restated, modified, renewed or extended from time to time.

(c)           Terms Defined in UCC. Where applicable and except as otherwise defined herein, terms used in this Agreement shall have the meanings assigned to them in the UCC.

(d)           Interpretation. The rules of interpretation applicable to the Security Agreement shall also be applicable to this Agreement and are incorporated herein by this reference.

Section 2.   Security Interest.

(a)           Grant of Security Interest. As security for the payment and performance of the Obligations, Debtor hereby grants to Secured Party a security interest in all of Debtor’s right, title and interest in, to and under the following property, in each case whether now or hereafter existing or arising or in which Debtor now has or hereafter owns, acquires or develops an interest and wherever located (collectively, the “Collateral”):

(i)            all patents and patent applications, domestic or foreign, all licenses relating to any of the foregoing and all income and royalties with respect to any licenses (including such patents and patent applications as described in Schedule A), all rights to sue for

1

past, present or future infringement thereof, all rights arising therefrom and pertaining thereto and all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof;

(ii)           all state (including common law), federal and foreign trademarks, service marks and trade names, and applications for registration of such trademarks, service marks and trade names, all licenses relating to any of the foregoing and all income and royalties with respect to any licenses (including such marks, names and applications as described in Schedule B), whether registered or unregistered and wherever registered, all rights to sue for past, present or future infringement or unconsented use thereof, all rights arising therefrom and pertaining thereto and all reissues, extensions and renewals thereof;

(iii)          the entire goodwill of or associated with the businesses now or hereafter conducted by Debtor connected with and symbolized by any of the aforementioned properties and assets;

(iv)          all commercial tort claims associated with or arising out of any of the aforementioned properties and assets;

(v)           all accounts, all intangible intellectual or other similar property and other general intangibles associated with or arising out of any of the aforementioned properties and assets and not otherwise described above, including all license payments and payments under insurance (whether or not Secured Party is the loss payee thereof) or any indemnity, warranty or guaranty payable by reason of loss or damage to or otherwise with respect to the foregoing Collateral; and

(vi)          all products, proceeds and supporting obligations of or with respect to any and all of the foregoing Collateral.

(b)           Continuing Security Interest. Debtor agrees that this Agreement shall create a continuing security interest in the Collateral which shall remain in effect until terminated in accordance with Section 12.

Section 3.   Supplement to Security Agreement. This Agreement has been granted in conjunction with the security interests granted to Secured Party under the Security Agreement. The rights and remedies of Secured Party with respect to the security interests granted herein are without prejudice to, and are in addition to those set forth in the Security Agreement, all terms and provisions of which are incorporated herein by reference.

Section 4.   Representations and Warranties. Debtor represents and warrants to Secured Party that:

(a)           Patents. A true and correct list of all of the existing Collateral consisting of U.S. patents and patent applications and/or registrations owned by Debtor, in whole or in part, is set forth in Schedule A.

(b)           Trademarks. A true and correct list of all of the existing Collateral consisting of U.S. trademarks, trademark registrations and/or applications owned by Debtor, in whole or in part, is set forth in Schedule B.

2

Section 5.   Further Acts. On a continuing basis, Debtor shall make, execute, acknowledge and deliver, and file and record in the proper filing and recording places, all such instruments and documents, and take all such action as may be necessary or advisable or may be reasonably requested by Secured Party to carry out the intent and purposes of this Agreement, or for assuring, confirming or protecting the grant or perfection of the security interest granted or purported to be granted hereby, to ensure Debtor’s compliance with this Agreement or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to the Collateral, including any documents for filing with the PTO and/or any applicable state office. Secured Party may record this Agreement, an abstract thereof, or any other document describing Secured Party’s interest in the Collateral with the PTO, at the expense of Debtor.

Section 6.   Authorization to Supplement. If Debtor shall obtain rights as owner to any new, or apply for registration of, any U.S. trademarks or service marks, or any U.S. patents, the provisions of this Agreement shall automatically apply thereto. Debtor shall give prompt notice in writing to Secured Party with respect to the foregoing. Without limiting Debtor’s obligations under this Section 6, Debtor authorizes Secured Party to modify this Agreement by amending Schedules A or B to include any such new patent or trademark and service mark registration or such application. Notwithstanding the foregoing, no failure to so modify this Agreement or amend Schedules A or B shall in any way affect, invalidate or detract from Secured Party’s continuing security interest in all Collateral, whether or not listed on Schedule A or B.

Section 7.   Binding Effect. This Agreement shall be binding upon, inure to the benefit of and be enforceable by Debtor, Secured Party and their respective successors and assigns. Debtor may not assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder except as specifically permitted by the Security Agreement.

Section 8.   Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) two (2) days after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the parties hereto at their respective addresses or facsimile numbers set forth in the below their names on the signature pages hereof, or as notified by such party from time to time at least ten (10) days prior to the effectiveness of such notice.

Section 9.   Governing Law. This Agreement shall be construed in accordance with and governed by the internal laws of the State of New York (as permitted by Section 5-1401 of the New York General Obligations Law (or any similar successor provision)) without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of New York to the rights and duties of the parties, except as required by mandatory provisions of law and to the extent the validity or perfection of the security interests hereunder, or the remedies hereunder, in respect of any Collateral are governed by the law of a jurisdiction other than New York.

3

Section 10.   Amendment; Conflict. No amendment to this Agreement, or any waiver of any provision hereof, shall be effective unless it is in writing and signed by Secured Party and (in the case of any amendment) the Debtor. To the extent that any provision of this Agreement conflicts with any provision of the Security Agreement, the provision giving Secured Party greater rights or remedies shall govern, it being understood that the purpose of this Agreement is to add to, and not detract from, the rights granted to Secured Party under the Security Agreement.

Section 11.   Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

Section 12.   Termination. Upon payment and performance in full of all Obligations (other than inchoate indemnity obligations and any other obligations which by their terms are to survive the termination of the Loan Documents), the security interests created by this Agreement shall terminate and Secured Party shall promptly execute and deliver to Debtor such documents and instruments reasonably requested by Debtor as shall be necessary to evidence termination of all such security interests given by Debtor to Secured Party hereunder, including cancellation of this Agreement by written notice from Secured Party to the PTO.

[Signature Pages Following]

4

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, as of the date first above written.

Debtor

AKSYS, LTD.

By:	/s/ Laurence P. Birch
Title: CEO

Address:

Two Marriott Drive
Lincolnshire, IL 60069
Attn.:
Fax: 847-229-2080

With a copy to:

Keith S. Crow P.C.
Kirkland & Ellis LLP
200 East Randolph Drive
Chicago, Illinois 60601
Fax: 312-861-2200

S-1

Secured Party

DURUS LIFE SCIENCES MASTER FUND LTD.

By	/s/ Leslie Lake
Name: Leslie Lake
Title: Director

Address:

Durus Life Sciences Master Fund Ltd.
c/o International Fund Services (Ireland) Ltd.
3rd Floor, Bishops Square
Redmonds Hill
Dublin 2, Ireland
Attention: Susan Byrne
Fax: (011) 35-31-707-5013

With a copy to:
Gavin Grover, Esq.
Morrison & Foerster LLP
425 Market Street
San Francisco, California 94105
Fax: 415-269-7522

And with a copy to:

Paul N. Roth,Esq.
Schulte, Roth & Zabel
919 Third Avenue
New York, New York 10022
Fax: 212-593-5955

S-2

SCHEDULE A
to the Patent and Trademark Security Agreement

Issued U.S. Patents of Debtor

Patent No.	Issue Date	Registered Owner	Title

5,591,344	1/7/1997	Aksys, Ltd.	Hot Water Disinfection of Dialysis Machines, Including the Extracorporeal Circuit thereof

5,630,935	5/20/1997	Aksys, Ltd.	Pressure Relief Valve with Sample Removal Port

5,645,734	7/8/1997	Aksys, Ltd.	Dialysate Separation Method

5,651,893	7/29/1997	Aksys, Ltd.	Disinfection of Dialysis Machine

5,658,456	8/19/1997	Aksys, Ltd.	Batch Dialysate Chemical Vessel with Machine-Readable Indicator

5,670,050	9/23/1997	Aksys, Ltd.	Method for Detection of Leakage of Blood

5,674,390	10/7/1997	Aksys, Ltd.	Dialysis Machine with Leakage Detection

5,674,397	10/7/1997	Aksys, Ltd.	Debubblers

5,674,404	10/7/1997	Aksys, Ltd.	Filter Integrity Test Method for Dialysis Machines

5,690,821	11/25/1997	Aksys, Ltd.	Apparatus for Supplying a Batch of Chemicals to a Dialysate Tank

5,690,831	11/25/1997	Aksys, Ltd.	Method of Rinsing Back Blood to Hemodialysis Patient

5,702,606	12/30/1997	Aksys, Ltd.	Method of Priming Dialyzer

5,705,066	1/6/1998	Aksys, Ltd.	Apparatus for Opening a Vessel

5,707,086	1/13/1998	Aksys, Ltd.	Tubing Connector and Parts for Receiving the Connector

5,714,060	2/3/1998	Aksys, Ltd.	Disinfection of Arterial and Venous Line Connectors of Hemodialysis Machine

Patent No.	Issue Date	Registered Owner	Title

5,716,531	2/10/1998	Aksys, Ltd.	Method for Determining Sodium Clearance of Dialyzer

5,725,776	3/10/1998	Aksys, Ltd.	Methods for Ultrafiltration Control In Hemodialysis

5,762,782	6/9/1998	Aksys, Ltd.	Water Treatment for Dialysate Preparation

5,783,072	7/21/1998	Aksys, Ltd.	Lightweight Noncompliant Dialysate Solution Tank for Batch Dialysate Preparation Systems

5,788,099	8/4/1998	Aksys, Ltd.	Vessel for Containing Batch Quantities of Dialysate or Other Physiologic Solution Chemicals

5,788,851	8/4/1998	Aksys, Ltd.	User Interface and Method for Control of Medical Instruments, such as Dialysis Machines

5,858,239	1/12/1999	Aksys, Ltd.	Methods and Apparatus for Adjustment of Blood Drip Chamber of Dialysis Machines Using Touchscreen Interface

5,863,421	1/26/1999	Aksys, Ltd.	Hemodialysis Machine with Automatic Priming by Induced Pressure Pulses
5,932,103	8/3/1999	Aksys, Ltd.	withdrawal of Priming Fluid From Extracorporeal Circuit of Hemodialysis Machines or the Like

5,932,110	8/3/1999	Aksys, Ltd.	Dialysate Conductivity Adjustment in a Batch Dialysate Preparation System
6,044,691	4/4/2000	Aksys, Ltd.	Blood Tubing Set Integrity Tests for Extracorporeal Circuits

6,132,616	10/17/200	Aksys, Ltd.	Method for Flushing and Filling of an Extracorporeal Blood Circulating System of a Dialysis Machine

6,136,201	10/24/2000	Aksys, Ltd.	Method of Preparation of Batch of Physiologic Solution

6,146,523	11/14/2000	Aksys, Ltd.	User Interface and Method for Control of Medical Instruments, such as Dialysis

Patent No.	Issue Date	Registered Owner	Title

Machines

6,153,102	11/28/2000	Aksys, Ltd.	Disinfection of Dead-Ended Lines in Medical Instruments

6,280,634	8/28/2001	Aksys, Ltd.	Method of Determining System Volume of a Dialysis Machine

6,355,161	3/12/2002	Aksys, Ltd.	Bottles for Dialysis Machines and Method for Automatically Identifying Such Bottles

6,691,047	2/10/2004	Aksys, Ltd.	Calibration of Pumps, Such as Blood Pumps of Dialysis Machine

6,868,309	3/15/2005	Aksys, Ltd.	Dialysis Machine with Symmetric Multi-Processing (SMP) Control System and Method of Operation

D383,842	9/16/1997	Aksys, Ltd.	Dialysis Machine

D395,085	6/9/1998	Aksys, Ltd.	Dialysis Machine

D395,517	6/23/1998	Aksys, Ltd.	Chemical Vessel

D403,079	12/22/1998	Aksys, Ltd.	Chemical Vessel

D435,646	12/26/2000	Aksys, Ltd.	Bottle for Dialysis Machine

D435,647	12/26/2000	Aksys, Ltd.	Bottle for Dialysis Machine

D435,648	12/26/2000	Aksys, Ltd.	Bottle for Dialysis Machine

D435,649	12/26/2000	Aksys, Ltd.	Bottle for Dialysis Machine

Pending U.S. Patent Applications of Debtor

Application No.	Publication Date	Registered Owner	Title

10/921,677	2/23/2006	Aksys, Ltd.	Citrate-Based Dialysate Chemical Formulations

SCHEDULE B
to the Patent and Trademark Security Agreement

U.S. Registered Trademarks of Debtor

Registration No.	Registration Date	Registered Owner	Mark

2,407,373	11/21/2000	Aksys, Ltd.	AKSYS

2,472,036	7/24/2001	Aksys, Ltd.	PHD

2,500,717	10/23/2004	Aksys, Ltd.	AKSYS
2,659,850	12/10/2002	Aksys, Ltd.	AKSYS

B-1

Pending U.S. Trademark Applications of Debtor

Serial No.	Filed Date	Applicant	Mark

78/584,229	3/10/2005	Aksys, Ltd.	HOME FEELS BETTER.

78/586,437	3/14/2005	Aksys, Ltd.	HOME FEELS BETTER. AKSYS